UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  April 25, 2013

Cognex Corporation
(Exact Name of Registrant as Specified in Charter)

Massachusetts
(State or Other Jurisdiction of Incorporation)

001-34218	04-2713778
(Commission File Number)	(IRS Employer Identification No.)

One Vision Drive, Natick, Massachusetts	01760-2059
(Address of Principal Executive Offices)	(Zip Code)

(508) 650-3000
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders

On April 25, 2013, Cognex Corporation (the “Company”) held a Special Meeting of Shareholders in lieu of the 2013 Annual Meeting (the “Meeting”).  As of the record date for the Meeting, there were 43,394,415 shares of common stock of the Company outstanding and entitled to vote.  The 38,212,473 shares represented at the Meeting were voted as follows:

1.	The election of Robert J. Shillman, Anthony Sun and Robert J. Willett as Directors to serve for a term ending in 2016. Each nominee for director was elected by a vote of the shareholders as follows:

			Broker
	For	Withhold	Non-Votes

Robert J. Shillman	33,392,418	2,519,055	2,301,000
Anthony Sun	33,951,169	1,960,304	2,301,000
Robert J. Willett	34,237,261	1,674,212	2,301,000

2.
To cast a non-binding advisory vote to approve the compensation of the Company’s named executive officers as described in the proxy statement including the Compensation Discussion and Analysis, compensation tables and narrative discussion (“say-on-pay”).  The proposal was approved by a vote of the shareholders as follows:

For	35,453,335
Against	408,057
Abstained	50,081
Broker Non-Votes	2,301,000

3.	To ratify the selection of Grant Thornton LLP as the Company’s independent registered public accounting firm for fiscal year 2013. The proposal was approved by a vote of the shareholders as follows:

For	38,188,969
Against	11,348
Abstained	12,156
Broker Non-Votes	0

No other matters were voted upon at the Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COGNEX CORPORATION

Date: April 25, 2013	By: /s/Richard A. Morin
Name:	Richard A. Morin
Title:	Executive Vice President of Finance and Administration and Chief Financial Officer